Consent of Independent Auditors

To the Board of Directors
Foresters Life Insurance and Annuity Company:

We consent to the use in this Post-Effective Amendment No. 48 to Registration Statement No. 033-33419 on Form N-4 of our report, dated April 13, 2017, with respect to the statutory statements of admitted assets, liabilities and capital and surplus of Foresters Life Insurance and Annuity Company (“the Company”) as of December 31, 2016 and December 31, 2015, and the related statutory statements of income and changes in capital and surplus, and cash flows for each of the years in the three-year period ended December 31, 2016, and related schedules appearing in the Statement of Additional Information, which is part of such Registration Statement.

Our report, dated April 13, 2017, includes explanatory language that states that the Company prepared the statutory financial statements using statutory accounting practices prescribed or permitted by the New York State Department of Financial Services (“statutory accounting practices”), which practices differ from U.S. generally accepted accounting principles. Accordingly, our report states that the Company’s statutory financial statements do not present fairly, in conformity with U.S. generally accepted accounting principles, the financial position of the Company as of December 31, 2016 and December 31, 2015, or the results of its operations or its cash flows for each of the years in the three-year period ended December 31, 2016.

/s/ KPMG LLP

New York, New York
April 25, 2017

Consent of Independent Registered Public Accounting Firm

To the Contract owners
First Investors Life Variable Annuity Fund C:

We consent to the use in this Post-Effective Amendment No. 48 to Registration Statement No. 033-33419 on Form N-4 of our report, dated April 13, 2017, with respect to the statement of assets and liabilities of First Investors Life Variable Annuity Fund C as of December 31, 2016, and the related statement of operations for the year then ended, the statement changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period ended December 31, 2016, appearing in the Statement of Additional Information, which is part of such Registration Statement.

/s/ KPMG LLP

New York, New York
April 25, 2017